EXHIBIT 10.1

THE PACIFIC LUMBER COMPANY
P.O. Box 37 T: (707) 764-2222	Scotia, CA 95565 www.Palco.com

LETTER WAIVER

March 10, 2005

Mr. Rob Dalton, Vice President
Bank of America Business Capital
55 South Lake Avenue, Suite 900
Pasadena, CA 91101

RE:  Letter Waiver to each Lender under the Credit Agreement referred to below

Gentlemen:

     We refer to the Credit Agreement dated as of January 23, 2004, as amended from time to time (the “Credit Agreement”), among the undersigned and you. Unless otherwise defined herein, the terms defined in the Credit Agreement shall be used herein as therein defined.

     We refer to the Third Amendment dated as of February 22, 2005 which, in part, provided for a limited waiver with respect to compliance by us with the provisions of Section 7.27 of the Credit Agreement for the fiscal quarter ending December 31, 2004 solely as it relates to Section 8.3(a)(ii) of the Credit Agreement. This limited waiver was granted through March 11, 2005.

     We hereby request that you extend the limited waiver granted to us under the Third Amendment for a further period, to end on March 18, 2005.

     If you agree to the above waiver extension, please evidence such agreement by executing and returning at least two counterparts of this waiver to Shearman & Sterling LLP, 525 Market Street, Suite 1500, San Francisco, 94105, Attention: Eldyne Perrou. This waiver extension shall become effective as of the date first above written when counterparts of this waiver extension shall have been executed by all parties hereto. This waiver extension is subject to the provisions of Section 11.1 of the Credit Agreement.

     No waiver granted under the terms of this letter shall constitute a waiver of any rights which you have under the Credit Agreement or otherwise arising from any other Event of Default, and the undersigned recognize that you hereby reserve any and all of your rights to take any action or exercise any remedy available to you at any time, and from time to time arising from any other Event of Default, including without limitation, any remedy referred to in Section 9.2 of the Credit Agreement.

Bank of America
March 10, 2005

     This waiver may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same waiver.

Very truly yours,

THE PACIFIC LUMBER COMPANY

By	/s/ Gary L. Clark

Title:	Vice President Finance and Administration and Chief Financial Officer

BRITT LUMBER CO., INC.

By	/s/ Gary L. Clark

Title:	Vice President Finance and Administration and Chief Financial Officer

Agreed as of the date first above written:

BANK OF AMERICA, N.A., as Agent and Lender

By	/s/ Robert M. Dalton

Robert M. Dalton Vice President Bank of America Business Capital